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                                 SAN JUAN BASIN
                  AMENDED AND RESTATED ROYALTY TRUST INDENTURE


         This Amended and Restated Royalty Trust Indenture shall be effective as of _____________, 2002 (the "Indenture"), the original Royalty Trust Indenture having been entered into as of November 1, 1980 (the "Original Indenture"), between Southland Royalty Company, a Delaware corporation with its principal office in Fort Worth, Texas (now known as Burlington Resources Oil & Gas Company
LP) (the "Company"), as Trustor, and The Fort Worth National Bank, a banking association organized under the laws of the United States with its principal place of business in Fort Worth, Texas (as succeeded by TexasBank) ("FWNB" or, including any successor trustee, the "Bank"), as Trustee. The Original Indenture evidenced that the Company had for many years been engaged in the business of exploring for, producing and marketing oil and gas, and owned oil and gas leasehold interests, fee mineral interests, royalty and overriding royalty interests in lands located in the San Juan Basin in New Mexico which contained proven reserves and were producing oil and gas; that the Company determined that it would be in the best interest of its shareholders to carve out and distribute to such shareholders certain net overriding royalties in such leasehold, mineral and royalty interests (the "Royalties") by means of the conveyance attached hereto as Exhibit 1 to this Indenture (the "Conveyance"); that since it was impractical to distribute legal title to undivided interests in the Royalties to each shareholder, and the shareholders had approved the transfer by the Company by means of the Conveyance of the Royalties to FWNB, to be held in trust for the benefit of the shareholders on the date of execution of the Original Indenture, and their respective heirs, personal representatives, successors and assigns, as more particularly provided therein and herein, and FWNB agreed to accept the Conveyance on such terms; that the Company executed the Conveyance to FWNB; and that accordingly, the Company, by delivering the Conveyance, granted, bargained, assigned and delivered the Royalties to FWNB, as trustee in trust and FWNB accepted the Conveyance and the Royalties and the Company and FWNB agreed that such assets and all other assets received by FWNB pursuant to this Indenture in trust were to be held, administered, paid and delivered for the purposes and subject to the terms and conditions hereafter provided, as such may be amended from time to time.

                                    ARTICLE I

                                   DEFINITIONS

         As used herein, the following terms are used with the meanings indicated:

                  "Business Day" means any day which is not a Saturday, Sunday or other day on which national banking institutions in the City of Fort Worth, Texas, are closed as authorized or required by law.

                  "Beneficial Interest" means the equitable interest of the Unit Holders in the Trust Estate as expressly set out in this Indenture and all other rights of beneficiaries of express trusts created under the Texas Trust Code, subject to the limitations set forth in this Indenture.

                  "Certificate" means a certificate issued by the Trustee pursuant to Article IV evidencing the ownership of the one or more Units.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Distribution Date" means the date of any distribution, which shall be on or before ten (10) Business Days after a Monthly Record Date.

                  "Environmental Laws" means all applicable, federal, state and local laws, regulations, ordinances, rules, orders, permits and governmental restrictions relating to the environment, the effect of the environment on human health or safety, pollutants, contaminates, hazardous substances, or hazardous waste, any effect on the date of this indenture and all binding judicial and administrative interpretations thereof.

                  "Indenture" means this instrument, as originally executed, or, if amended or supplemented, as so amended or supplemented.

                  "Monthly Distribution Amount" for any Monthly Period means the sum of (a) the cash received by the Trustee during the Monthly Period attributable to the Royalties, (b) any cash available for distribution as a result of the reduction or elimination during the Monthly Period of any existing cash reserve created pursuant to Section 3.08 hereof to provide for the payment of liabilities of the Trust, and (c) any other cash receipts of the Trust during the Monthly Period, including without limitation any cash received from interest earned pursuant to Section
         3.04 reduced by the sum of (d) the liabilities of the Trust paid during the Monthly Period and (e) the amount of any cash used pursuant to
         Section 3.08 hereof in the Monthly Period to establish or increase a cash reserve for the payment of any accrued, future or contingent liabilities of the Trust. If the Monthly Distribution Amount determined in accordance with the preceding sentence shall for any Monthly Period be a negative amount, then the Monthly Distribution Amount shall be zero, and such negative amount shall reduce the next Monthly Distribution Amount.

                  Notwithstanding the foregoing, the Monthly Distribution Amount for any Monthly Period shall not include any amount which would have been required to be reported to any stock exchange on which the Units are listed in connection with the establishment of an 'ex' date in order to be distributed to Unit Holders who were such on the Monthly Record Date for such Monthly Period but was not so reported unless the stock exchange agrees to such amount being a part of that Monthly Period's Monthly Distribution Amount or the Trustee receives an opinion of counsel stating that none of the Trust, the Trustee or any owner of Units will be adversely affected by such inclusion. An amount which pursuant to the preceding sentence is not included in the Monthly Distribution Amount for that Monthly Period shall be included in the Monthly Distribution Amount for the next Monthly Period (unless it is reserved pursuant to Section 3.08 hereof).

                  "Monthly Period" means the period which commences on the day after the date of creation of the Trust or a Monthly Record Date and continues through and includes the





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

         next succeeding Monthly Record Date, which shall be the Monthly Record Date for such Monthly Period.

                  "Monthly Record Date" for each month means the close of business on the last Business Day of such month unless the Trustee determines that a later date is required to comply with applicable law or the rules of any exchange on which the Units may be listed, in which event it means such later date.

                  "Person" means an individual, a corporation, partnership, trust, estate or other organization.

                  "Royalties" means the net overriding royalty interests conveyed to the Trustee pursuant to the Conveyance.

                  "Transferee", as to any Unit Holder or former Unit Holder, means any Person succeeding to the interest of such Unit Holder or former Unit Holder in one or more Units of the Trust, whether as purchaser, donee, legatee or otherwise.

                  "Trust" means the express trust created hereby which shall be held and administered as provided herein and in accordance with the terms and provisions (not inconsistent with any terms and provisions hereof) of the Texas Trust Code.

                  "Trust Estate" means the assets held by the Trustee under this Indenture, and shall include both income and principal if separate accounts or records are kept therefor.

                  "Trustee" means the initial Trustee under this instrument, or any successor, during the period it is so serving in such capacity.

                  "Unit" means an undivided fractional interest in the Beneficial Interest, determined as hereinafter provided.

                  "Unit Holder" means the owner of one or more Units as reflected on the books of the Trustee pursuant to Article IV.

                                   ARTICLE II

                          NAME AND PURPOSE OF THE TRUST

         2.01. Name. The Trust shall be known as the San Juan Basin Royalty Trust, and the Trustee may transact the affairs of the Trust in that name.




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         2.02. Purposes. The purposes of the Trust are:

                  (a) to convert the Royalties to cash either (1) by retaining them and collecting the proceeds from production until production has ceased or the Royalties have otherwise terminated or (2) by selling or otherwise disposing of the Royalties (within the limits stated herein); and

                  (b) to distribute such cash, net of amounts for payment of liabilities of the Trust, to the Unit Holders pro rata.

                  It is the intention and agreement of the Company and the Trustee to create an express trust within the meaning of Section 111.004(4) of the Texas Trust Code, for the benefit of the owners of Units, and a grantor trust for federal income tax purposes of which the owners of Units are the grantors. As set forth above and amplified herein, the Trust is intended to be limited to the receipt of revenues attributable to the Royalties and the distribution of such revenues, after payment of or provision for Trust expenses and liabilities, to the Unit Holders. It is neither the purpose nor the intention of the parties hereto to create, and nothing in this Trust Indenture shall be construed as creating, a partnership, joint venture, joint stock company or business association between or among Unit Holders, present or future, or among or between Unit Holders, or any of them, and the Trustee or the Company.

                                   ARTICLE III

                           ADMINISTRATION OF THE TRUST

         3.01. General. Subject to the limitations set forth in this Indenture, the Trustee is authorized to take such action as in its judgment is necessary or advisable best to achieve the purposes of the Trust, including the authority to agree to modifications or settlements of the terms of the Conveyance or to settle disputes with respect thereto, so long as such modifications or settlements do not alter the nature of the Royalties as rights to receive a share of the proceeds of oil and gas produced from the properties presently burdened by such Royalties which are free of any obligation for operating expenses and as rights which do not possess any operating rights or obligations. The Trustee may not dispose of all or any portion of the Royalties except as provided in Sections 3.02, 3.09 and 9.03.

                  The Trustee will cause the Trust to file any registration statement, report or other materials required by law (including the Securities Exchange Act of 1934 and the rules thereunder) or by any securities exchange on which the Units are at any time registered.

         3.02. Limited Power to Dispose of Royalties. In the event the Trustee determines it to be in the best interest of the Unit Holders the Trustee may sell at any time and from time to time all or any part of any of the Royalties for cash in such a manner as it deems in the best interest of the Unit Holders if approved by the Unit Holders present or represented at a meeting held in accordance with the requirements of Article VIII but without such approval it may not sell or otherwise dispose of all or any part of the Royalties. This
Section 3.02 shall not be construed to require approval of the Unit Holders for any sale or other disposition of all or any part of the Royalties pursuant to Sections 3.09 or 9.03. The Trustee is authorized to retain any of the






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


Royalties in the form in which such property was transferred to the Trustee, without regard to any requirement to diversify investments or other requirements.

         3.03. No Power to Engage in Business or Make Investments. The Trustee shall not, in its capacity as Trustee under the Trust, engage in any business or commercial activity of any kind whatsoever and shall not, under any circumstances, use any portion of the Trust Estate to acquire any oil and gas lease, royalty or other mineral interest other than the Royalties, or, except as permitted in Sections 3.04 and 3.15, acquire any other asset. The Trustee shall not accept contributions to the Trust other than the Royalties.

         3.04. Interest on Cash on Hand. Cash being held by the Trustee as a reserve for liabilities or for distribution at the next Distribution Date shall be placed (in the Trustee's discretion) in:

                  (a) obligations issued by (or unconditionally guaranteed by) the United States or any agency or instrumentality thereof (provided such agency's or instrumentality's such obligations are secured by the full faith and credit of the United States); or

                  (b) repurchase agreements secured by obligations qualifying under subparagraph (a) above; or

                  (c) certificates of deposit of any bank having a capital, surplus and undivided profits in excess of $50,000,000; or

                  (d) money market mutual funds registered under the Investment Company Act of 1940, as amended, that have been rated AAAmg or AAAm by Standard & Poor's and AA by Moody's, provided that the portfolio of such money market mutual funds is limited to obligations described in subparagraph (a) above and to agreements to repurchase such obligations;

         provided such repurchase agreements or certificates shall bear interest at a rate which is the greater of (i) the interest rate which the Bank or its successor pays in the normal course of business on amounts placed with it, taking into account the amounts involved, the period held and other relevant factors, or (ii) the rate of interest paid on obligations qualifying under subparagraph (a) above. Any such obligations, repurchase agreements or certificates must mature on or before the next succeeding Distribution Date and must be held to maturity. To the extent not prohibited by Section 113.057 of the Texas Trust Code any such cash may be placed with Bank or any successor bank serving as Trustee.

                  3.05. Power to Settle Claims. The Trustee is authorized to prosecute or defend, or to settle by arbitration or otherwise, any claim of or against the Trustee, the Trust or the Trust Estate, to waive or release rights of any kind and to pay or satisfy any debt, tax or claim upon any evidence by it deemed sufficient.

                  3.06. Power to Contract for Services. In the administration of the Trust, the Trustee is empowered to employ oil and gas consultants, accountants, attorneys, transfer agents, investment advisors and other professional and expert persons and to employ or contract for clerical and





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other administrative assistance and to make payments of all fees for services or expenses in any manner thus incurred out of the Trust Estate.

         3.07. Payment of Liabilities of Trust. The Trustee shall, to the extent that funds of the Trust are available therefor, make payment of all liabilities of the Trust, including, but without limiting the generality of the foregoing, all expenses, taxes, liabilities incurred of all kinds, compensation to it for its services hereunder, and compensation to such parties as may be consulted as provided for in Section 3.06 hereof.

         3.08. Establishment of Reserves. With respect to any liability which is contingent or uncertain in amount or which otherwise is not currently due and payable, the Trustee in its sole discretion may, but is not obligated to, establish a cash reserve for the payment of such liability.

         3.09. Limited Power to Borrow. If at any time the cash on hand and to be received by the Trustee is not, or will not, in the judgment of the Trustee, be sufficient to pay liabilities of the Trust as they become due, the Trustee is authorized to borrow the funds required to pay such liabilities. In such event, no further distributions will be made to Unit Holders until the indebtedness created by such borrowing has been paid in full. Such funds may be borrowed from any Person, including, without limitation, the Bank or any other fiduciary hereunder. To secure payment of such indebtedness, the Trustee is authorized to mortgage, pledge, grant security interests in or otherwise encumber (and to include as a part thereof any and all terms, powers, remedies, covenants and provisions deemed necessary or advisable in the Trustee's discretion, including, without limitation, the power of sale with or without judicial proceedings) the Trust Estate, or any portion thereof, including the Royalties, and to carve out and convey production payments.

         3.10. Income and Principal. The Trustee shall not be required to keep separate accounts or records for income and principal or maintain any reserves for depletion of the Royalties. However, if the Trustee does keep such separate accounts or records, then the Trustee is authorized to treat all or any part of the yield from the Royalties as income or principal, and in general to determine all questions as between income and principal and to credit or charge to income or principal or to apportion between them any receipt or gain and any charge, disbursement or loss as is deemed advisable under the circumstances of each case.

         3.11. Term of Contracts. In exercising the rights and powers granted hereunder, the Trustee is authorized to make the term of any transaction or contract or other instrument extend beyond the term of the Trust.

         3.12. Transactions between Related Parties. The Trustee shall not be prohibited in any way in exercising its powers from making contracts or having dealings with itself in any other capacity (fiduciary or otherwise) or with the Company.

         3.13. No Bond Required. The Trustee shall not be required to furnish any bond or security of any kind.

         3.14. Timing of Trust Income and Expenses. The Trustee will use all reasonable efforts to cause the Trust and the Unit Holders to recognize income (including any income from interest earned on reserves established pursuant to Section 3.08 hereof) and expenses on Monthly Record






                                      -6-
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Dates. The Trustee will invoice the Trust for services rendered by the Trustee only on a Monthly Record Date and shall cause the Trust to pay any such invoices only on the Monthly Record Date on which an invoice is rendered and will use all reasonable efforts to cause all persons to whom the Trust becomes liable to invoice the Trust for such liability on a Monthly Record Date and to cause the Trust to pay any such liabilities on the Monthly Record Date on which such liability is invoiced. In connection with the requirements of any stock exchange on which the Units are listed, the Trustee will, if required by such stock exchange, use all reasonable efforts to determine the Monthly Distribution Amount and report such amount to the exchange at such time as may be required by such stock exchange. Nothing in this Section shall be construed as requiring the Trustee to cause payment to be made for Trust liabilities on any date other than on such date as in its sole discretion it shall deem to be in the best interest of the Unit Holders.

         3.15. Divestiture of Units. If at any time the Trust or the Trustee is named a party in any judicial or administrative proceeding which seeks the cancellation or forfeiture of any property in which the Trust has an interest because of the nationality, or any other status, of any one or more Unit Holders, the following procedures will be applicable:

                  (a) The Trustee will promptly give written notice ("Notice") to each holder ("Ineligible Holder") whose nationality or other status is an issue in the proceeding as to the existence of such controversy. The Notice will contain a reasonable summary of such controversy and will constitute a demand to each Ineligible Holder that he dispose of his Units, to a party which would not be an Ineligible Holder, within 30 days after the date of the Notice.

                  (b) If any Ineligible Holder fails to dispose of his Units as required by the Notice, the Trustee will have the preemptive right to purchase, and will purchase, any such Units at any time during the 90 days after the expiration of the 30-day period specified in the Notice. The purchase price on a per Unit basis will be determined as of the last business day ("determination day") preceding the end of the 30-day period specified in the Notice and will equal the following per Unit amount: (i) if the Units are then listed on a stock exchange, the price will equal the closing price of the Units on such exchange (or, if the Units are then listed on more than one exchange, on the largest such exchange in terms of the volume of Units traded thereon during the preceding twelve months) on the determination day if any Units were sold on such exchange on such day or, if not, on the last preceding day on which any Units were sold on such exchange, or (ii) if the Units are not then listed on any stock exchange, the price will equal the mean between the closing bid and asked prices for the Units in the over-the-counter market on the determination day if quotations for such prices on such day are available or, if not, on the last preceding day for which such quotations are available. Such purchase will be accomplished by tender of the above cash price to the Ineligible Holder at his address as shown on the records of the Trustee, either in person or by mail as provided in Section 11.06, accompanied by notice of cancellation. Concurrently with such tender the Trustee shall cancel or cause to be cancelled all Certificates representing units then owned by such Ineligible Holder and for which tender has been made, and the Trustee shall issue or cause to be issued to itself a Certificate or Certificates representing the same number of Units as were so cancelled. In the event the tender is refused by the Ineligible Holder or if he cannot be located after reasonable efforts to do so, the tendered sum shall be held by the Trustee in an interest bearing account for the benefit of such Ineligible Holder, until proper claim for same (together with interest accrued thereon) has been made by such Holder, but subject to applicable laws concerning unclaimed property.




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

                  (c) The Trustee may, in its sole discretion, cancel any Units acquired in accordance with the foregoing procedures or may sell such Units, either publicly or privately, in accordance with all applicable laws. The proceeds of any such sale of Units, less the expenses of such sale, will constitute revenues of the Trust.

                  (d) The Trustee may, in its sole discretion, borrow any amounts required to purchase Units in accordance with the procedures described above.

         3.16. Miscellaneous. Except as otherwise provided in this Indenture, this Indenture and the Trust shall be governed, construed, administered and controlled by and under the laws of the State of Texas, and the rights, powers, duties and liabilities of the Trustee shall be in accordance with and governed by the terms and provisions of the Texas Trust Code and other applicable laws of the State of Texas in effect at any applicable time.

                                   ARTICLE IV

                       BENEFICIAL SHARES AND CERTIFICATES

         4.01. Creation and Distribution. The entire Beneficial Interest shall be divided into that number of Units which is equal to the number of whole shares of common stock of the Company issued and outstanding on the record date for determination of stockholders of the Company entitled to receive Units. The ownership of the Units shall be evidenced by Certificates in substantially the form set forth on Schedule 1 hereto, containing such changes or alterations of form, but not substance, as the Trustee shall from time to time, in its discretion, deem necessary or desirable. Initially, the Company shall own all of the Units. However, the Company intends to distribute to each of its stockholders of record as of the close of business on the date fixed for determining stockholders of the Company entitled to receive Units one Unit for each share of the common stock of the Company so owned of record by such stockholder. The Trustee shall forthwith issue Certificates to such person evidencing the number of Units distributed to such person.

         4.02. Rights of Unit Holders. The Unit Holders shall own pro rata the Beneficial Interest and shall be entitled to participate pro rata in the rights and benefits of the Unit Holders under this Indenture. A Unit Holder by assignment or otherwise takes and holds the same subject to all the terms and provisions of this Indenture and the Conveyance, which shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the Unit Holder. By an assignment or transfer of one or more Units represented by a Certificate, the assignor thereby shall, effective as of the close of business on the date of transfer and with respect to such assigned or transferred Unit or Units, part with, except as provided in Section 4.04 in the case of a transfer after a Monthly Record Date and prior to the corresponding payment date, (i) all his Beneficial Interest attributable thereto; (ii) all his rights in, to and under such Certificate; and (iii) all interests, rights and benefits under this Trust of a Unit Holder which are attributable to such Unit or Units as against all other Unit Holders and the Trustee. The Certificates, the Units and the rights, benefits and interests evidenced by either or both (including, without limiting the foregoing, the entire Beneficial Interest) are and shall be held and construed to be in all respects intangible personal property, and the Certificates and Units evidenced thereby shall be bequeathed, assigned, disposed of and distributed as intangible personal property. No Unit Holder as such shall have any legal title in or to any real property interest which is a part of the Trust Estate, including, without limiting the foregoing, the Royalties or any part thereof, but the sole interest of each Unit Holder shall be such Unit Holder's Beneficial Interest and the obligation of the Trustee to hold, manage and dispose of the Trust Estate and to account for the same as in this Indenture provided. No Unit Holder shall have the right to call for or demand or secure any partition or distribution of the Royalties during the continuance of the Trust or during the period of liquidation and winding up under Section 9.03.

         4.03. Execution of Certificates. All Certificates shall be signed by a duly authorized officer of the Trustee. Certificates may be signed and sealed on behalf of the Trustee by such persons as at the actual date of the signing and sealing of such Certificates shall be the proper officers of the Trustee, although at the nominal date of such Certificates any such person shall not have been such officer of the Trustee. Any such signature may be the manual or facsimile signature of such officers and may be affixed, imprinted or otherwise reproduced on the Certificate.

         4.04. Registration and Transfer of Units. The Units shall be transferable as against the Trustee only on the records of the Trustee upon the surrender of Certificates and compliance with such reasonable regulations as it may prescribe. No service charge shall be made to Unit Holders or Transferee for any transfer of a Unit, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Until any such transfer the Trustee may treat the owner of any Certificate as shown by its records as the owner of the Units evidenced thereby and shall not be charged with notice by any other party of any claim or demand respecting such Certificate or the interest represented thereby. A transfer of a Unit after any Monthly Record Date shall not transfer to the Transferee the right of the transferor to any sum payable to such transferor as the holder of the Certificate of record on said day. As to matters affecting the title, ownership, warranty or transfer of Certificates, Article 8 of the Uniform Commercial Code and other statutes and rules with respect to the transfer of securities, each as adopted and then in force in the State of Texas, shall govern and apply. The death of any Unit Holder shall not entitle the Transferee to an account or valuation for any purpose, but such Transferee shall succeed to all rights of the deceased Unit Holder under this Indenture upon proper proof of title satisfactory to the Trustee.

         4.05. Mutilated, Lost, Stolen and Destroyed Certificates. If any Certificate is lost, stolen, destroyed or mutilated, the Trustee, in its discretion and upon proof satisfactory to the Trustee, together with a surety bond sufficient in the opinion of the Trustee to indemnify the Trustee against all loss or expenses in the premises (if deemed advisable by the Trustee), and surrender of the mutilated Certificate, will issue a new Certificate to the holder of such lost, stolen, destroyed or mutilated Certificate as shown by the records of the Trustee, upon payment of a reasonable charge of the Trustee and any reasonable expenses incurred by it in connection therewith.

         4.06. Protection of Trustee. The Trustee shall be protected in acting upon any notice, credential, certificate, assignment or other document or instrument believed by the Trustee to be genuine and to be signed by the proper party or parties. The Trustee is specifically authorized to rely upon the application of Article 8 of the Uniform Commercial Code and the application of other statutes and rules with respect to the transfer of securities, each as adopted and then in force in the State of Texas, as to all matters affecting title, ownership, warranty or transfer of the Certificates and the Units represented thereby, without any personal liability for such reliance, and the indemnity granted under Section 6.02 shall specifically extend to any matters arising as a result thereof.

         4.07. Determination of Ownership of Certificates. In the event of any disagreement between persons claiming to be Transferees of any Unit Holder, the Trustee shall be entitled at its option to refuse to recognize any such claims so long as such disagreement shall continue. In so refusing, the Trustee may elect to make no delivery or other disposition of the interest represented by the Certificate involved, or any part thereof, or of any sum or sums of money, accrued or accruing thereunder, and, in so doing, the Trustee shall not be or become liable to any Person for the failure or refusal of the Trustee to comply with such conflicting claims, and the Trustee shall be entitled to continue so to refrain and refuse so to act, until

                  (a) the rights of the adverse claimants have been adjudicated by a final judgment of a court assuming and having jurisdiction of the parties and the interest and money involved, or

                  (b) all differences have been adjusted by valid agreement between said parties and the Trustee shall have been notified thereof in writing signed by all of the interested parties.

                                    ARTICLE V

                          ACCOUNTING AND DISTRIBUTIONS

         5.01. Fiscal Year and Accounting Method. The fiscal year of the Trust shall be the calendar year. The Trustee shall maintain its books in accordance with generally accepted accounting principles or such other method as will provide appropriate financial data responsive to the needs of the Unit Holders.

         5.02. Distributions. On the Distribution Date of each month, the Trustee will distribute pro rata to Certificate Holders of record on the Monthly Record Date for such month the Monthly Distribution Amount for that month.

         5.03. Federal Income Tax Reporting. For federal income tax purposes, the Trustee shall file such returns and statements as in its judgment are required to comply with applicable provisions of the Code and regulations and to permit each Unit Holder correctly to report such Unit Holder's share of the income and deductions of the Trust. The Trustee will treat all income and deductions of the Trust for each month as having been realized on the Monthly Record Date for such month unless otherwise advised by its counsel or the Internal Revenue Service. The Trustee will report as a grantor trust until and unless it receives an opinion of tax counsel that such reporting is no longer proper.

         5.04. Reports to Unit Holders. As promptly as practicable following the end of each calendar quarter, the Trustee shall mail to each Person who was a Unit Holder of record on a Monthly Record Date during such quarter a report which shall show in reasonable detail such information as is necessary to permit holders of units to make all calculations necessary for tax purposes including depletion, and which shall show the assets and liabilities and receipts and disbursements of the Trust for such quarter and for each month in such quarter. Within 90 days following the end of each fiscal year, the Trustee shall mail, to each Person of record on a date to be selected by the Trustee, an annual report containing financial statements audited by a nationally recognized firm of independent public accountants selected by the Trustee. Notwithstanding the foregoing, the Trustee will furnish to the Unit Holders such reports, in such manner, as are at any time required by law or by regulations of any stock exchange on which the Units are listed.

                                   ARTICLE VI

                  LIABILITY OF TRUSTEE AND METHOD OF SUCCESSION

         6.01. Liability of Trustee.

                  (a) Except as otherwise provided herein and specifically except as provided in paragraph (b) below, the Trustee, in carrying out its powers and performing its duties, may act in its discretion and shall be personally or individually liable only for fraud or for acts or omissions in bad faith and shall not individually or personally be liable for any act or omission of any agent or employee of the Trustee unless the Trustee has acted in bad faith in the selection and retention of such agent or employee.

                  (b) If the Trustee enters into a contract on behalf of the Trust Estate without ensuring that any liability arising out of such contract shall be satisfiable only out of the Trust Estate and shall not in any event, including the exhaustion of the Trust Estate, be satisfiable out of amounts at any time distributed to any Unit Holder or out of any other assets owned by any Unit Holder, then Trustee, vis-a-vis the Unit Holders, shall be fully and exclusively liable for such liability, but shall have the right to be indemnified and reimbursed from the Trust Estate to the extent provided in
Section 6.02.

         6.02. Indemnification of Trustee. The Trustee, its officers, agents and employees shall be indemnified by, and receive reimbursement from, the Trust Estate against and from any and all liability, expense, claims, damages or loss incurred by it individually or as Trustee in administration of the Trust and the Trust Estate or any part or parts thereof, including, without limitation, any liability, expense, claims, damages or loss arising out of or in connection with any liability under Environmental Laws, or the doing of any act done or performed or omission occurring on account of its being Trustee, except such liability, expense, claims, damages or loss as to which it is liable under
Section 6.01(a). Trustee shall have a lien upon the Trust Estate to secure it for such indemnification and reimbursement and for compensation to be paid to the Trustee. Except as provided in Section 4.05, neither the Trustee, nor any officer, agent or employee of the Trustee shall be entitled to any reimbursement or indemnification from any Unit Holder for any liability, expense, claims, damages or loss incurred by the Trustee or any such officer, agent or employee, their right of reimbursement and indemnification, if any, being limited solely to the Trust Estate, whether or not the Trust Estate is exhausted without full reimbursement or indemnification of the Trustee or any such officer, agent or employee.

         6.03. Resignation of Trustee. The Trustee may resign, with or without cause, at any time by written notice to each of the then Unit Holders, given by first-class United States mail, postage prepaid, addressed to each such holder at such holder's last known address as shown by the records of the Trustee at the time such notice is given. Such notice shall specify a date when such resignation shall take effect, which shall be a Business Day not less than ninety (90) days after the date such notice is mailed. In case of such resignation, the Trustee will use its best efforts to nominate a successor, to call a meeting of Unit Holders for the purpose of appointing a successor, and to solicit proxies for such meeting.

         6.04. Removal of Trustee. The Trustee may be removed, with or without cause, at a meeting held in accordance with the requirements of Article VIII by the affirmative vote of the holders of a majority of all the Units then outstanding.

         6.05. Appointment of Successor Trustee. In the event of a vacancy in the position of Trustee or if a Trustee has given notice of its intention to resign, the Unit Holders present or represented at a meeting held in accordance with the requirements of Article VIII may appoint a successor Trustee. Nominees for appointment may be made by (i) the resigned or removed Trustee and (ii) any Unit Holder or Unit Holders owning at least 15% of the Units. Any such successor Trustee shall be a bank or trust company having a capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $50,000,000. In the event that a vacancy in the position of Trustee continues for sixty (60) days, a successor Trustee may be appointed by any State or Federal District Court holding terms in Tarrant County, Texas, upon the application of any Unit Holder, and in the event any such application is filed, such court may appoint a temporary Trustee at any time after such application is filed with it which shall, pending the final appointment of a Trustee, have such powers and duties as the court appointing such temporary Trustee shall provide in its order of appointment, consistent with the provisions of this Indenture.

         Immediately upon the appointment of any successor Trustee, all rights, titles, duties, powers and authority of the succeeded Trustee hereunder shall be vested in and undertaken by the successor Trustee which shall be entitled to receive from the Trustee which it succeeds all of the Trust Estate held by it hereunder and all records and files in connection therewith. No successor Trustee shall be obligated to examine or seek alteration of any account of any preceding Trustee, nor shall any successor Trustee be liable personally for failing to do so or for any act or omission of any preceding Trustee. The preceding sentence shall not prevent any successor Trustee or anyone else from taking any action otherwise permissible in connection with any such account.

                                   ARTICLE VII

                           COMPENSATION OF THE TRUSTEE

         7.01. Compensation of Trustee. The Trustee shall receive compensation for its services as Trustee hereunder and as transfer agent as set forth in
Schedule 2 attached hereto.

         7.02. Expenses. The out-of-pocket costs incurred by the Trustee for long distance telephone calls, overtime necessitated by rush orders, travel, legal services, stationery, binders, envelopes, ledger sheets, transfer sheets, checks, Certificate list sheets, postage and insurance will be reimbursed to the Trustee at actual cost.

         7.03. Other Services. The Trustee shall be reimbursed for actual expenditures made on account of any unusual duties in connection with matters pertaining to the Trust. In the event of litigation involving the Trust, audits or inspection of the records of the Trust pertaining to the transactions affecting the Trust or any other unusual or extraordinary services rendered in connection with the administration of the Trust, Trustee shall be entitled to receive reasonable compensation for the services rendered.

         7.04. Source of Funds. All compensation, reimbursements and other charges owing to the Trustee will be payable by the Trust out of the Trust Estate.

                                  ARTICLE VIII

                            MEETINGS OF UNIT HOLDERS

         8.01. Purpose of Meetings. A meeting of the Unit Holders may be called at any time and from time to time pursuant to the provisions of this Article to transact any matter that the Unit Holders may be authorized to transact.

         8.02. Call and Notice of Meetings. Any such meeting of the Unit Holders may be called by the Trustee in its discretion and will be called by the Trustee at the written request of Unit Holders owning not less than 15% in number of the Units represented by the then outstanding Certificates. All such meetings shall be held at such time and place as is designated in the notice of meeting, provided, however, that all such meetings must be held in (i) Fort Worth, Texas,
(ii) New York, New York, (iii) the city in which the principal United States office of the Trustee is located, or (iv) any United States city where the Trustee maintains an office. Written notice of every meeting of the Unit Holders signed by the Trustee setting forth the time and place of the meeting and in general terms the matters proposed to be acted upon at such meeting shall be given in person or by mail not more than 60 nor less than 20 days before such meeting is to be held to all of the Unit Holders of record not more than 60 days before the date of such mailing. No matter other than that stated in the notice shall be acted upon at any meeting.

         8.03. Voting. Each Unit Holder shall be entitled to one vote for each Unit owned by such Unit Holder, and any Unit Holder may vote in person or by duly executed written proxy. At any such meeting the presence in person or by proxy of Unit Holders holding a majority of the Units at the time outstanding shall constitute a quorum, and, except as otherwise specifically provided herein, any matter shall be deemed to have been approved by the Unit Holders if it is approved by the vote of a majority in interest of such Unit Holders constituting a quorum, although less than a majority of all of the Units at the time outstanding, except that the affirmative vote by the Unit Holders of at least 75% of all the Units then outstanding shall be required to:

                  (a) approve or authorize any sale of all or any part of the assets of the Trust, or

                  (b) terminate the Trust pursuant to Section 9.02(b), or

                  (c) approve any amendment to or affecting this Section 8.03.

         8.04. Conduct of Meetings. The Trustee may make such reasonable regulations consistent with the provisions hereof as it may deem advisable for any meeting of the Unit Holders, including regulations covering the closing of the transfer books of the Trustee for purposes of determining Unit Holders entitled to notice of or to vote at any meeting, the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, the preparation and use at the meeting of a list authenticated by or on behalf of the Trustee of the Unit Holders entitled to vote at the meeting and such other matters concerning the calling and conduct of the meeting as it shall deem advisable.

                                   ARTICLE IX

                  DURATION, REVOCATION AND TERMINATION OF TRUST

         9.01. Revocation. The Trust is and shall be irrevocable and Company retains no power to alter, amend or terminate the Trust. The Trust shall be terminable only as provided in Section 9.02, and shall continue until so terminated.

         9.02. Termination. The Trust shall terminate upon the first to occur of the following events:

                  (a) at such time as its gross revenue for each of two successive years is less than $1,000,000 per year,

                  (b) a vote in favor of termination by the Unit Holders present or represented at a meeting held in accordance with the requirements of Article VIII, or

                  (c) the expiration of twenty-one years after the death of the last survivor of the lawful descendants of any degree of the signers of the Declaration of Independence in being on the date of execution hereof.

         9.03. Disposition and Distribution of Properties. For the purpose of liquidating and winding up the affairs of the Trust at its termination, the Trustee shall continue to act as such and exercise each power until its duties have been fully performed and the Trust Estate finally distributed. Upon the termination of the Trust, the Trustee shall sell for cash in one or more sales all the properties other than cash then constituting the Trust Estate. The Trustee shall as promptly as possible distribute the proceeds of any such sales and any other cash in the Trust Estate according to the respective interests and rights of the Unit Holders, after paying, satisfying and discharging all of the liabilities of the Trust, or, when necessary, setting up reserves in such amounts as Trustee in its discretion deems appropriate for contingent liabilities. In the event that any property which the Trustee is required to sell is not sold by the Trustee within three years after the termination of the Trust, the Trustee shall cause such property to be sold at public auction to the highest cash bidder. Notice of such sale by auction shall be mailed at least thirty days prior to such sale to each Unit Holder at such Unit Holder's address as it appears upon the books of the Trustee. The Trustee shall not be required to obtain approval of the Unit Holders prior to selling property pursuant to this Section. The Trustee may engage the services of one or more investment advisors or other parties deemed by the Trustee to be qualified as experts on such matters to assist with such sales and shall be entitled to rely on the advice of such persons as contemplated by Section 11.02. Upon making final distribution to the Unit Holders, the Trustee shall be under no further liability except as provided in 6.01(b).

                                    ARTICLE X

                                   AMENDMENTS

         10.01. Prohibited. No amendment may be made to any provision of the Indenture which would

                  (a) alter the purposes of the Trust or permit the Trustee to engage in any business or investment activities substantially different from those specified herein;

                  (b) alter the rights of the Unit Holders vis-a-vis each other; or

                  (c) permit the Trustee to distribute the Royalties in kind either during the continuation of the Trust or during the period of liquidation or winding up under 9.03.

         10.02. Permitted. All other amendments to the provisions of the Indenture may be made by a vote of the Unit Holders present or represented at a meeting held in accordance with the requirements of Article VIII; provided that no amendment shall be effective without the express written approval of the Trustee.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.01. Inspection of Trustee's Books. Each Unit Holder and such Unit Holder's duly authorized agents, attorneys and auditors shall have the right during reasonable business hours to examine, inspect and make audits of the Trust and records of the Trustee, including lists of Unit Holders for any proper purpose in reference thereto.

         11.02. Trustee's Employment of Experts. The Trustee may, but shall not be required to, consult with counsel, who may be its own counsel, accountants, geologists, engineers and other parties deemed by the Trustee to be qualified as experts on the matters submitted to them, and the opinion of any such parties on any matter submitted to them by the Trustee shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of any such party.

         11.03. Merger or Consolidation of Trustee. Neither a change of name of the Trustee nor any merger or consolidation of its corporate powers with another bank or with a trust company shall affect its right or capacity to act hereunder.

         11.04. Filing of this Indenture. Neither this Indenture nor any executed copy hereof need be filed in any county in which any of the Trust Estate is located, but the same may be filed for record in any county by the Trustee. In order to avoid the necessity of filing this Indenture for record, the Trustee agrees that for the purpose of vesting the record title to the Royalties in any successor to the Trustee, the retiring Trustee will, upon appointment of any successor Trustee, execute and deliver to such successor Trustee appropriate assignments or conveyances.

         11.05. Severability. If any provision of this Indenture or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be illegal, invalid or unenforceable to any extent, the remainder of this Indenture or the application of such provision to Persons or circumstances, other than those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby, and every provision of this Indenture shall be valid and enforced to the fullest extent permitted by law.

         11.06. Notices. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served upon the Trustee by any Unit Holder may be given or served by being deposited, postage prepaid and by registered or certified mail, in a post office or letter box addressed (until another address is designated by notice to the Unit Holders) to the Trustee at 2525 Ridgmar Boulevard, Fort Worth, Texas 76116. Any notice or other communication by the Trustee to any Unit Holder shall be deemed to have been sufficiently given, for all purposes, when deposited, postage prepaid, in a post office or letter box addressed to said Unit Holder at his address as shown on the records of the Trustee.

         11.07. Counterparts. This Indenture may be executed in a number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

         11.08. Force Majeure. No party to this Indenture (or its affiliates) shall incur any liability to any other party to this Indenture or to any Unit Holder, if, by reason of any current or future law or regulation thereunder of the federal government or any other governmental authority, or by reason of any act of God, war or other circumstance beyond its control, such party is prevented or forbidden from doing or performing any act or thing required by the terms hereof to be done or performed; nor shall any party to this Indenture incur any liability to any other party to this Indenture or any Unit Holder by reason of any non-performance or delay caused as aforesaid in the performance of any act or thing required by the terms hereof to be done or performed.

                                   SCHEDULE 1
NUMBER

ORGANIZED UNDER THE LAWS                                     SEE REVERSE FOR
OF THE STATE OF TEXAS                                     MANDATORY DIVESTITURE
                                                          PROVISIONS AND CERTAIN
                                                               DEFINITIONS

                                   [PORTRAIT]

  THIS CERTIFICATE IS TRANSFERABLE IN
NEW YORK, NEW YORK OR CHICAGO, ILLINOIS                             UNITS

                                                              CUSIP 798241 10 5


                 CERTIFICATE FOR UNITS OF BENEFICIAL INTEREST IN

                          SAN JUAN BASIN ROYALTY TRUST

                       TOTAL UNITS OF BENEFICIAL INTEREST
    CREATED BY, ISSUED UNDER AND SUBJECT TO THE ROYALTY TRUST INDENTURE DATED
           AS OF NOVEMBER 1, 1980 FOR THE SAN JUAN BASIN ROYALTY TRUST


THIS CERTIFIES THAT






IS THE OWNER OF



                         FULLY PAID AND NON ASSESSABLE                     UNITS


of Beneficial Interest ("Units") in that certain Trust, known and designated as the San Juan Basin Royalty Trust, created and established under the terms of the above referenced Royalty Trust Indenture by and between Burlington Resources Oil & Gas Company, a Delaware corporation having its principal office in Houston, Texas, (as successor to Southland Royalty Company), as Trustor, and TexasBank, a banking association organized under the laws of the State of Texas with a trust office in Fort Worth, Texas (as successor to Bank One, N.A., which was the successor to The Fort Worth National Bank) as Trustee, a duplicate original of which Royalty Trust Indenture is, for the information of all concerned, held by said Trustee at its trust office in Fort Worth, Texas. Said Royalty Trust Indenture is hereby referred to and incorporated as a part of this Certificate for all purposes, and the owner of this Certificate by accepting same consents to and becomes bound by all the terms and provisions of said Royalty Trust Indenture and the provisions herein. The Units represented by this Certificate are transferable on the books of the Trustee by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate, properly endorsed, to the Trustee. This Certificate shall not be valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the seal of the Trustee and the signatures of the duly authorized officers of the Trustee.

FILED
COUNTERSIGNED AND REGISTERED
        COMPUTERSHARE INVESTOR SERVICES, LLC
                        TRANSFER AGENT
                        AND REGISTRAR

BY
                        AUTHORIZED SIGNATURE

                                                            AS SUCCESSOR TRUSTEE


        AUTHORIZED OFFICER                                    AUTHORIZED OFFICER


[SEAL]
AMERICAN BANK NOTE COMPANY

        Pursuant to Section 3.15 of the Royalty Trust Indenture, the Trustee may require mandatory divestiture of a Unit holder's Units in the Trust in the event that the Trust or the Trustee is named in certain proceedings which seek the cancellation or forfeiture of any property of the Trust due to the nationality or other status of such Unit holder. See Section 3.15 of the Royalty Trust Indenture for complete details.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM - as tenants in common
        TEN ENT - as tenants by the entireties
        JT TEN - as joint tenants with right of survivorship and not as tenants in common

        UNIF GIFT MIN ACT - _________ Custodian __________
                             (Cust)               (Minor)
                            under Uniform Gifts to Minors
                            Act__________________________
                                       (State)

    Additional abbreviations may also be used though not in the above list.

        NOTICE - The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

                                   ASSIGNMENT

  For Value Received, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

_____________________________________Units of Beneficial Interest represented by the within Certificate, and do hereby constitute and appoint irrevocably

____________________________________________________Attorny to transfer the said
Units on the books of the within named Trustee, with full power of substitution in the premises.

Dated __________________

                                    --------------------------------------------
                                    Signature Guaranteed:



                                    --------------------------------------------
                                    NOTICE: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee or the Paying Agent, which requirements on and after October 26, 1992 will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee or the Transfer Agent and Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   SCHEDULE 2

                              TRUSTEE COMPENSATION

A.       Administrative Fee.

         For all administrative services, preparation of quarterly and annual statements with attention to tax and legal matters:

         1. 1/20 of 1% of the first $100 million of the annual gross revenue of the Trust, and 1/30 of 1% of the annual gross revenue of the Trust in excess of $100 million.

         2. Trustee's standard hourly rates for time in excess of 300 hours annually.

Notwithstanding the foregoing, effective January 1, 2003, the fee earned by the Trustee pursuant to (1) and (2) above shall in no event be less than $36,000 per annum, adjusted annually to reflect increases in the Producers Price Index as published by the United States Department of Labor, Bureau of Labor Statistics or such equivalent index as may be published from time to time. The annual adjustments shall reflect the percentage rise in this index on a December-to-December basis beginning December 31, 2003.

B.       Transfer Agency Fee.

         1. $4.92 annually per Unit Holder account for maintaining computer records of each Unit Holder, name and address of record, tax identification number, outstanding Unit balances, alternative payee, various coded fields of pertinent information; for processing change of address and tax identification numbers; posting each Certificate cancelled or issued; issuance of 10,000 Certificates; processing request and documentation required for replacement of lost or destroyed Certificates; for placing and/or removing stop transfer orders; registering Certificates; disbursing the Monthly Distribution Amounts; preparing and mailing required Internal Revenue Service forms; mailing of proxies and other related material; tabulation of proxies; and maintenance and printing of Unit Holder list.

         2. For Certificates issued, registered and posted in excess of 10,000 annually, $1.00 for each Certificate.

         3. The transfer agency fees stated above will be subject to escalation based upon the general rise in prices in the economy. The index used will be the Producers Price Index as published by the United States Department of Labor, Bureau of Labor Statistics or such equivalent index as may be published from time to time. All transfer agency fees will be adjusted annually by the percentage rise in this index on a December-to-December basis beginning December 31, 1981.

C.       Termination Fee.

         A fee will be charged upon termination of the Trust commensurate with the amount of work and responsibility involved which shall not exceed 10% of the proceeds received and distributed in connection with the termination liquidation; provided that termination is accomplished under Article 9.02(a) of the Trust Indenture. Under any other method of termination, fees will be charged on an hourly basis only.

D.       Invested Funds.

         To the extent consistent with the Trust Indenture and applicable statutes and regulations, funds held by the Trustee will be invested after receipt thereof until the next succeeding Distribution Date in such investments as are permitted by the Trust Indenture and the income so earned will be disbursed to the Unit Holders in accordance with the provisions of the Trust Indenture.

         After funds are disbursed on the Distribution Date, an analysis will be made by the Trustee of the disbursement account or accounts and a credit for funds as calculated under the practice as it exists in the Trustee bank at the time and, from time to time, will be applied to reduce the administrative fee described in paragraph A above charged by the Trustee at the next administrative fee payment date. In no event shall the credit exceed the administrative fee.

                                    EXHIBIT 1

                        NET OVERRIDING ROYALTY CONVEYANCE
                         (San Juan Basin Royalty Trust)

THE STATE OF NEW MEXICO         )
                                )  KNOW ALL MEN BY THESE PRESENTS:
COUNTIES OF SAN JUAN,           )
     RIO ARRIBA AND SANDOVAL    )

         THAT, SOUTHLAND ROYALTY COMPANY, a Delaware corporation ("Assignor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it paid by The Fort Worth National Bank, a bank organized under the laws of the United States, acting not in its individual corporate capacity but solely as trustee under that certain San Juan Basin Royalty Trust Indenture dated as of November 1, 1980 ("Assignee"), the receipt and sufficiency of which are hereby acknowledged, has bargained, sold, granted, conveyed, transferred, assigned, set over and delivered, and by these presents does hereby bargain, sell, grant, convey, transfer, assign, set over and deliver unto Assignee a net overriding royalty interest ("the Royalty Interest") in and to the Minerals in and under, and if, as and when produced, saved and sold from, the Subject Lands during the term of the Subject Interests equal to Seventy-Five percent (75%) of the Net Proceeds attributable to the Subject Interests, as each of the above capitalized words are defined in Article I and all as more fully provided herein.

         TO HAVE AND TO HOLD the Royalty Interest, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Assignee, its successors and assigns, subject, however, to the terms and provisions of this Conveyance; and Assignor does by these presents bind and obligate itself, its successors and assigns, to WARRANT and FOREVER defend all and singular the Royalty Interest unto the said Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor, but not otherwise.

                                    ARTICLE I

                                   DEFINITIONS

         As herein used the following words, terms or phrases have the following meanings:

         SECTION 1.01. "Affiliate" means, as to the party specified, any Person controlling, controlled by or under common control with such party, with the concept of control in such context meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise.

         SECTION 1.02. "Assignor" means the Assignor named herein while it owns all or any part of or interest in the Subject Interests and any other Person or Persons who acquire all or any part of or interest in the Subject Interests.

         SECTION 1.03. "Assignee" means the Assignee named herein while it owns all or any part of or interest in the Royalty Interest and any other Person or Persons who acquire legal title to all or any part of or interest in the Royalty Interest.

         SECTION 1.04. "Conveyance" means this Net Overriding Royalty
Conveyance.

         SECTION 1.05. "Effective Date" means 7:00 o'clock A.M., local time in effect at the location of each Subject Interest, on November 1, 1980.

         SECTION 1.06. "Excess Production Costs" at any point in time means an amount equal to the excess of Production Costs over Gross Proceeds for the period ending with such point and beginning with the end of the most recent month in which there were Net Proceeds.

         SECTION 1.07. "Gross Proceeds" means the amounts received from and after the Effective Date by Assignor from the Sale of Subject Minerals sold after the Effective date, in the aggregate, subject to the following:

                  (a) There shall be excluded from Gross Proceeds all general property (ad valorem), production, severance, sales, gathering and windfall profits taxes and other taxes (whether state, federal or otherwise) assessed or levied on or in connection with the Subject Interests, the Royalty Interest or the production therefrom, or against Assignor as owner of the Subject Interests or Assignee as owner of the Subject Interests or Assignee as owner of the Royalty Interest, and which taxes are deducted or excluded from proceeds of Sale received by Assignor.

                  (b) There shall be excluded any amount for Subject Minerals attributable to nonconsent operations conducted with respect to the Subject Interests (or any portion thereof) as to which Assignor shall be a nonconsenting party and which is dedicated to the recoupment or reimbursement of costs and expenses of the consenting party or parties by the terms of the relevant operating agreement, unit agreement, contract for development or other instrument providing for such nonconsent operations, provided Assignor's election not to participate in such operations is made in conformity with the provisions of Section
         6.01 of this Conveyance.

                  (c) There shall be excluded any amount which Assignor shall receive as any of the following: consideration for transfer or sale of any of the Subject Interests (subject to the Royalty Interest) or equipment or other personal property or fixtures on the Subject Lands; delay rental; shut-in gas well royalty or payment; minimum royalty (to the extent not attributable to actual production of the Subject Minerals); payments for gas not taken, when such payments are made (but to the extent such payments are allocated to gas taken in the future such payments shall be included without interest in Gross Proceeds when such gas is taken); damages arising from any cause other than drainage or reservoir injury; rental for reservoir use; payments made to Assignor in connection with the drilling of any well on any of the Subject Lands or lands in the vicinity (such exclusion including dry and bottom hole payments, provided that if such well is drilled on the Subject Lands and Assignor incurs Production Costs in connection therewith such payments shall reduce Production Costs) or in connection with any adjustment of any well and leasehold equipment upon unitization of any of the Subject Interests; provided there shall be included in Gross Proceeds advance or prepaid payments for future production received by Assignor to the extent not subject to repayment in the event of insufficient subsequent production (and to the extent so subject to repayment shall be included without interest in Gross Proceeds when the Minerals on which such payment was so advanced or prepaid are actually produced) and payments made to Assignor in connection with the deferring of drilling of any well on any of the Subject Lands (including payments from an operator in the vicinity for refraining from drilling an offset well).

                  (d) There shall be excluded any amount for Subject Minerals lost in the production or marketing thereof or used by Assignor in conformity with ordinary or prudent practices for drilling, production and plant operations (including gas injection, secondary recovery, pressure maintenance, repressuring, cycling operations, plant fuel or shrinkage) conducted for the purpose of drilling for, producing or processing Subject Minerals or for operations on any unit or plant to which the Subject Interests are committed, but only so long as such Subject Minerals are so used.

                  (e) Amounts received as a loan by Assignor from a purchaser of Subject Minerals, whether with or without interest, shall not be considered to be derived from the sale of Subject Minerals, provided that the related Sales Contract meets the requirements of Section 4.01 hereof.

                  (f) So long as and to the extent that the same may be required by applicable laws and regulations, in the case of any Subject Interest derived under a lease from the United States of America from which the average production of oil per well per day averaged on the monthly basis is 15 barrels or less, the obligation to pay and the right of Assignee to receive the proceeds of oil produced from such lease shall be suspended until said average production of oil per well per day exceeds said minimum amount, and such suspension shall apply separately to any zone or portion of such lease segregated for computing government royalties.

                  (g) If a controversy or possible controversy exists (whether by reason of any statute, order, decree, rule, regulation, contract or otherwise) between Assignor and any purchaser as to the correct sales price of any Subject Mineral or, for any other reason, as to Assignor's right to receive or collect the proceeds of sale of any Subject Minerals, then

                           (i) amounts withheld by the purchaser or deposited by
                  it with an escrow agent shall not be considered to be received by Assignor until actually collected by Assignor, but the amounts received by Assignor shall include any interest, penalty or other amount paid to Assignor in respect thereof;

                           (ii) amounts received by Assignor and promptly
                  deposited by it with an escrow agent shall not be considered to have been received by Assignor, but all amounts thereafter paid to Assignor by such escrow agent shall be considered to be amounts received from the sale of Subject Minerals; and

                           (iii) amounts received by Assignor and not deposited
                  with an escrow agent shall be considered to be received for purposes of this Section 1.07.

                  (h) Assignor shall have the right to contest the amount of the windfall profits tax alleged to be due on proceeds included in Gross Proceeds and to seek refunds thereof. In the event any amounts are required to be paid because of any deficiency in prior payment of windfall profits tax for periods after the Effective Date, the amounts so paid shall be included in Production Costs as paid.

         SECTION 1.08. "Minerals" means oil, gas and all other minerals produced in association with oil or gas, but excluding all other minerals, whether similar or dissimilar.

         SECTION 1.09. "Monthly Record Date" for each month means the close of business on the last day of such month which is not a Saturday, Sunday or other day on which national banking institutions in the City of Fort Worth, Texas, are closed as authorized or required by law, unless Assignee determines that a later date is required to comply with applicable law or the rules of an exchange pursuant to the terms of the San Juan Basin Royalty Trust Indenture referred to above.

         SECTION 1.10. "Net Proceeds" for any period means the excess of Gross Proceeds realized during such period over the sum of (a) Production Costs incurred during such period and (b) Excess Production Costs as of the end of the immediately preceding period.

         SECTION 1.11. "Non-Affiliate" means, as to the party specified, any Person who is not an Affiliate of such party.

         SECTION 1.12. "Person" means any individual, corporation, partnership, trust, estate or other entity, organization or association.

         SECTION 1.13. "Prime Interest Rate" means the interest rate per annum charged by Morgan Guaranty Bank of New York on ninety day loans to its most substantial and responsible commercial borrowers.

         SECTION 1.14. "Processing Costs" means the costs to Assignor of manufacturing, refining or processing (all herein referred to as "processing") gas and casinghead gas included in the Subject Minerals before the Sale thereof, which costs for purposes hereof shall consist of

                  (a) the sum of (i) any such processing charges paid to Non-Affiliates and (ii) the expenses (including depreciation but otherwise not including capital costs) incurred by Assignor or its Affiliate in processing such Subject Minerals plus an amount equal to a return of 15% on the depreciated book value of the fixed assets used in such processing (for which purpose of computing depreciation and the return on depreciated book value the value of fixed assets owned by Assignor will be their book value as of the date first used in processing Subject Minerals), or

                  (b) if greater, the amount allowed as processing charges by any Federal or State agency having jurisdiction over the sale of such Subject Minerals.

If Assignor or an Affiliate receives a share of the production of others or of plant products therefrom (or proceeds of sale thereof) for processing such production of others, such share shall not be included in Subject Minerals (or Gross Proceeds). If Assignor or an Affiliate does not bear any processing costs but the owners or operators of a plant receive a share of the Subject Minerals (or proceeds of sale thereof) for processing them, such share (or proceeds) shall be excluded from the Subject Minerals (and Gross Proceeds).

         SECTION 1.15. "Production Costs" means, on an accrual accounting method and accruing with respect to the following from and after the Effective Date, and whether capital or non-capital in nature,

                  (a) the sum of

                           (i) all amounts borne by Assignor as any of the
                  following: royalty; overriding royalty or other presently existing burden against production or the proceeds of sale of production attributable to the Subject Interests; delay rental; shut-in gas well royalty or payment; minimum royalty; payments to lessors or others in the area in connection with the drilling or deferring of drilling of any well on any of the Subject Lands or lands in the vicinity (including dry and bottom hole payments and payments made to others for refraining from drilling an offset well) or in connection with any adjustment of any well and leasehold equipment upon unitization of any of the Subject Interests; and rent and other consideration paid for use of or damage to the surface;

                           (ii) all general property (ad valorem), production,
                  severance, sales, gathering and windfall profits taxes and other taxes (whether state, federal or otherwise), except income taxes, assessed or levied on or in connection with the Subject Interests, the Royalty Interest or the production therefrom or equipment on the Subject Lands, or against Assignor as owner of the Subject Interests or Assignee as owner of the Royalty Interest, and which taxes are paid by Assignor, and any income tax on the Royalty Interest paid by Assignor;

                           (iii) the aggregate costs incurred by Assignor under
                  any joint operating agreement applicable to the Subject Interests to which Assignor and one or more Non-Affiliates are parties;

                           (iv) The aggregate costs incurred by Assignor under
                  Schedule B attached hereto with respect to any Subject Interest not subject to a joint operating agreement between Assignor and a Non-Affiliate.

                           (v) all other costs, expenses and liabilities of
                  investigating, exploring, prospecting, drilling and mining for, operating and producing Subject Minerals and sale and marketing thereof, including without implied limitation: costs of equipping, plugging back, reworking, completing, recompleting and plugging and abandoning of any well on the Subject Lands and of making the Subject Minerals ready or available for market; the cost of construction of gathering lines, tanks, transmission lines, meters and other production and delivery facilities and of transporting, compressing, dehydrating, separating, treating, storing and marketing the Subject Minerals; the cost of secondary recovery, pressure maintenance, repressuring, cycling and other operations conducted for the purpose of enhancing production; and the cost of litigation concerning title to or operation of the Subject Interests and any other acts or omissions of Assignor consistent herewith or brought by Assignor to protect the Subject Interests;

                           (vi) Processing Costs;

                           (vii) interest accrued during any month in which
                  there were Excess Production Costs computed at the Prime Interest Rate in effect at the end of such period on the amount of Excess Production costs at the end of such period;

                           (viii) the costs of the audits furnished pursuant to
                  Section 2.06 hereof;

                           (ix) any amounts paid by Assignor, whether as refund,
                  interest or penalty, to a purchaser because the amount initially received by Assignor as sales price was more or allegedly more than permitted by the terms of any applicable contract, statute, regulation, order, decree or other obligation;

                           (x) any other amounts paid by Assignor with respect
                  to the Subject Interests or operation thereof or sale of production therefrom, whether as refund, fine, interest or penalty, pursuant to litigation or settlement of threatened litigation or order of governmental agency, provided that Assignor has not breached Section 6.01 hereof; and

                           (xi) all consideration hereafter paid and costs and
                  expenses hereafter incurred by Assignor for any renewals or extensions of leases or other rights hereafter acquired which are included in the definition herein of Subject Interests;

                  (b) but excluding

                           (i) costs which would otherwise be treated as
                  Production Costs but which shall not be so treated for purposes hereof (until the following amounts have been fully credited against such costs) equal to amounts reimbursed or credited to Assignor by insurance from damage to property, by sales of property or transfers of property off the leases included in the Subject Interests or by proceeds from unitization or other disposition of property;

                           (ii) the costs incurred in drilling a well to a lower
                  depth than that to which the Subject Interests are by the definition below limited unless the well is ultimately completed as a producer within the depths included in the Subject Interests and is not completed as a producer below such depths and, even in such event, the cost of drilling below such depths (as allocated by Assignor) shall be excluded; and

                           (iii) any amounts which would otherwise be Production
                  Costs but which are attributable to periods before the Effective Date.

         SECTION 1.16. "Sale" includes exchanges and other dispositions for value.

         SECTION 1.17. "Sales Contracts" means all contracts and agreements for the offer or sale of, or commitment to offer or sell, or right of first refusal to purchase, Subject Minerals.

         SECTION 1.18. "Subject Interests" means each kind and character of right, title, claim or interest which Assignor has on the Effective Date in the oil, gas or mineral leases, mineral interests, royalty interests and overriding royalty interests and the unitization and pooling agreements and the units created thereby which are described in Schedule A, and all the right, title, claim or interest which Assignor has on the Effective Date in and to the Subject Lands, whether such right, title, claim or interest be under and by virtue of a lease, a mineral deed or reservation, a royalty deed or reservation, an overriding royalty assignment or reservation, a unitization or pooling agreement, a unitization or pooling order, an operating agreement, a division order, a transfer order or any other type of contract, conveyance or instrument or under any other type of claim or title, legal or equitable, recorded or unrecorded, even though Assignor's interests be incorrectly or incompletely described in, or a description thereof be omitted from, Schedule A, all as the same shall be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances to which any of the same are subject and any and all renewals and extensions of any of the same, but subject to all burdens to which Assignor's such right, title, claim or interest is subject (while same remains so subject), limited, however, as follows: (i) limited to the depths to which the definition below of "Subject Lands" is limited, (ii) limited, as to duration, with respect to each Subject Interest which is a mineral interest subject on the Effective Date to an oil and gas lease (or oil, gas and mineral lease), whether or not owned in whole or in part by Assignor, or which is a royalty interest as to which the underlying mineral estate is subject to such a lease, to the life of that lease or any renewal or extension thereof (so that if a lease in force on the Effective Date should terminate in whole or in part for any reason and not be renewed or extended then such Subject Interest, to the extent same, or the underlying mineral estate in same, is no longer subject to such lease, shall no longer be subject to this Conveyance and the rights, titles and interests therein hereby conveyed shall revert to Assignor without necessity of written proof so evidencing) and (iii) limited, if Assignor's interest in any Subject Interest should terminate sooner than the reversion provided in the foregoing (ii), to the period to which Assignor's interest in such Subject Interest is limited. There shall be excluded from the term "Subject Interests" any interest hereafter acquired by Assignor in and to any of the Subject Lands, except any interest acquired pursuant to existing agreements for no new consideration and renewals or extensions of leases. For purposes of this Conveyance "renewals or extensions" of any lease shall be limited to renewals or extensions of an existing lease obtained by the present owner thereof (or such owner's successors in interest) while such lease is in force or within six months after such lease terminates. Assignor shall be under no duty to seek renewals or extensions of any lease.

         SECTION 1.19. "Subject Lands" means the lands which are described in or which are subject to the oil, gas and mineral leases, mineral deeds, royalty deeds, assignments and other instruments described in Schedule A attached hereto from the surface of such lands to the base of the "Basin-Dakota Gas Pool" as defined in Rule 25 of Order No. R-1670-C (as amended to the date hereof) issued by the New Mexico Oil Conservation Commission, provided that if Assignor's ownership rights in any such lands are presently limited to depths shallower than such depth the "Subject Lands" shall likewise be subject to such limitation and provided further that where the description in Schedule A excepts land or refers to an instrument insofar only as it covers certain land, no interest in such excepted land or in land other that to which such reference is limited shall be included in the terms "Subject Lands" or "Subject Interests".

         SECTION 1.20. "Subject Minerals" means all Minerals in and under, and which may be produced, saved and sold from, and which shall accrue and be attributable to, the Subject Interests, including plant products attributable thereto from processing gas or casinghead gas included in the Subject Minerals before sale thereof (but not including products derived from processing oil).

                                   ARTICLE II

                               RECORDS AND REPORTS

         SECTION 2.01. Books and Records. Assignor shall at all times maintain true and correct books and records sufficient to determine the amounts payable to Assignee hereunder, including, but not limited to, a Net Proceeds account to which Gross Proceeds and Production Costs are credited and charged.

         SECTION 2.02. Inspections. The books and records referred to in Section
2.01 shall be open for inspection at the office of Assignor during normal business hours.

         SECTION 2.03. Quarterly Statements. Within thirty (30) days next following the close of each calendar quarter, Assignor shall deliver to Assignee a statement showing the computation of Net Proceeds attributable to such quarter.

         SECTION 2.04. Assignee's Exceptions to Quarterly Statements. If Assignee shall take exception to any item or items included in the quarterly statements rendered by Assignor, Assignee shall notify Assignor in writing within 180 days after the receipt of the report and annual audit furnished pursuant to Section 2.06 hereof, setting forth in such notice the specific charges complained of and to which exception is taken or the specific credits which should have been made and allowed; and, with respect to such complaints and exceptions as are justified, adjustment shall be made. If Assignee shall fail to give Assignor notice of such complaints and exceptions prior to the expiration of such 180 days period, then the statements for such calendar year as originally rendered by Assignor shall be deemed to be correct as rendered.

         SECTION 2.05. Geological Data. Upon request Assignor shall, subject to the limitations of confidentiality undertakings with co-owners or other third parties, furnish to Assignee access to all geological, well and production data which Assignor has on hand relating to operations on the Subject Interests. Assignor shall also furnish to Assignee quarterly reports showing the status of development, producing and other operations conducted by Assignor on the Subject Interests. All information furnished to Assignee pursuant to this section is confidential and for the sole benefit of Assignee and shall not be shown by Assignee to any other Person.

         SECTION 2.06. Annual Audits and Reports. Within 90 days after the end of the calendar year, Assignor shall deliver to Assignee a statement which has been audited by a nationally recognized firm of independent public accountants selected by Assignor, which shall show the information provided for in Section 2.03 on an annual basis.

                                   ARTICLE III

                                     PAYMENT

         SECTION 3.01. Payment. On or before the Monthly Record Date, Assignor shall pay to Assignee as a royalty and overriding royalty hereunder an amount equal to Seventy-Five percent (75%) of the Net Proceeds for the preceding month. On December 31, 1980, Assignor shall pay to Assignee as an advance royalty the sum of $1,000,000. Such amount shall be subtracted from the amounts otherwise payable under this Section with respect to future periods.

         SECTION 3.02. Interest on Past Due Payments. Any amount not paid by Assignor to Assignee when due shall bear, and Assignor will pay, interest at the rate of four percentage points over the Prime Interest Rate, determined at the end of each month, from such due date until such amount is paid, but not in excess of the maximum amount allowed by law.

         SECTION 3.03. Overpayment. If at any time Assignor inadvertently pays Assignee more than the amount due, Assignee shall not be obligated to return any such overpayment, but the amount or amounts otherwise payable to Assignee for any subsequent period or periods shall be reduced by such overpayment, plus an amount equal to interest computed at 120% of the weighted average Prime Interest Rate in effect during the period of such overpayment.

                                   ARTICLE IV

                          MARKETING OF SUBJECT MINERALS

         SECTION 4.01. Sales Contracts. Assignor, to the extent it has the right to do so, shall market or cause to be marketed the Subject Minerals. For such purpose, sales of Subject Minerals may continue to be made pursuant to existing Sales Contracts. Assignor may amend such existing Sales Contracts and may enter into one or more Sales Contracts in the future at the best prices and on the best terms Assignor shall deem reasonably obtainable in the circumstances. Gross Proceeds of Subject Minerals subject to Sales Contracts shall be determined on the basis of amounts actually received by Assignor from sales under the Sales Contracts regardless of whether at the time of production or sale market value should be different from proceeds of sale.

         SECTION 4.02. Performance of Sales Contracts. Assignor will duly perform all obligations binding on it under all Sales Contracts in accordance with the terms thereof and will take all appropriate and reasonable measures to enforce the performance under each of the Sales Contracts of the obligations of the purchaser thereunder. All Subject Minerals sold by Assignor, whether pursuant to Sales Contracts or otherwise, shall be delivered by Assignor to the purchasers thereof, into the pipelines to which the wells producing such Subject Minerals may be connected or to such other point of purchase as is reasonably required in the marketing of such Subject Minerals.

         SECTION 4.03. Reliance by Third Party. As to any party, the acts of Assignor shall be binding on Assignee. It shall not be necessary for Assignee to join with Assignor in any division or transfer order or any Sales Contract, and proceeds of sale of the Subject Minerals shall be paid by the purchaser thereof (or others disbursing proceeds) directly to Assignor without necessity of joinder by or consent of Assignee.

                                    ARTICLE V

                            NON-LIABILITY OF ASSIGNEE

         In no event shall Assignee be liable or responsible in any way for any Production Costs or other costs or liabilities incurred by Assignor or others attributable to the Subject Interests or to the Minerals produced therefrom.

                                   ARTICLE VI

                         OPERATION OF SUBJECT INTERESTS

         SECTION 6.01. Prudent Operator Standard. Assignor agrees, to the extent it has the legal right to do so under the terms of any lease, operating agreement, unit operating agreement, contract for development or similar instrument affecting or pertaining to the Subject Interests (or any portion thereof), that it will conduct and carry on the maintenance and operation of the Subject Interests with reasonable and prudent business judgment and in accordance with good oil an gas field practices, and that it will drill such wells as a reasonably prudent operator would drill from time to time in order to protect them from drainage. However, nothing contained in this Section 6.01 shall be deemed to prevent or restrict Assignor from electing not to participate in any operation which is to be conducted under the terms of any operating agreement, unit operating agreement, contract for development or similar instrument affecting or pertaining to the Subject Interests (or any portion thereof) and allowing consenting parties to conduct nonconsent operations thereon, if such election is made by Assignor in good faith. Notwithstanding anything elsewhere herein to the contrary, Assignor shall never be liable to Assignee for the manner in which Assignor performs its duties hereunder as long as Assignor has acted in good faith.

         SECTION 6.02. Abandonment of Properties. Nothing herein contained shall obligate Assignor to continue to operate any well or to operate or maintain in force or attempt to maintain in force any of the Subject Interests when, in Assignor's opinion, such well or Subject Interest ceases to produce or is not capable of producing oil or gas in paying quantities. The expiration of a Subject Interest in accordance with the terms and conditions applicable thereto shall not be considered to be a voluntary surrender or abandonment thereof.

         SECTION 6.03. Insurance. Although Assignor is permitted to carry policies of insurance covering the property upon the Subject Interests and risks incident to the operation thereof and to charge premiums therefore to the Net Proceeds account, Assignor shall not be required to carry insurance on such property or covering any of such risks unless it elects so to do. In no event shall Assignor be liable to Assignee on account of any losses sustained which are not covered by insurance.

                                   ARTICLE VII

                                   UNITIZATION

         SECTION 7.01. Pooled Subject Interests. Certain of the Subject Interests may have been heretofore pooled and unitized for the production of Minerals. Such Subject Interests are and shall be subject to the terms and provisions of such pooling and unitization agreements, and the Royalty Interest in each such Subject Interest shall apply to and affect only the production from such units which accrues to such Subject Interest under and by virtue of the applicable pooling and unitization agreements.

         SECTION 7.02. Right to Pool and Process. Assignor shall have the right and power, exercisable only during the period provided in Section 7.03 hereof,
(a) to pool and unitize any of the Subject Interests and to alter, change or amend or terminate any pooling or unitization agreements heretofore or hereafter entered into, as to all or any part of the land covered hereby, as to any one or more of the formations or horizons hereunder, and as to any one or more Minerals, upon such terms and provisions as Assignor shall in its sole discretion determine, and (b) to commit any of the Subject Interests (including the Royalty Interest attributable thereto) to an agreement for processing same (pursuant to which, by way of example and not by way of limitation, the plant owner or operator receives a portion of the Subject Minerals or plant products therefrom or proceeds of the sale thereof as a fee for processing). If and whenever through the exercise of such right and power, or pursuant to any law hereafter enacted or any rule, regulation or order of any governmental body or official hereafter promulgated, any of the Subject Interests are pooled or unitized in any manner, the Royalty Interest insofar as it affects such Subject Interest shall also be pooled and unitized, and in any such event such Royalty Interest in such Subject Interest shall apply to and affect only the production which accrues to such Subject Interest under and by virtue of the pooling and unitization.

         SECTION 7.03. Applicable Period. Assignor's power and rights in Section
7.02 shall be exercisable only during the period of the life of the last survivor of the descendants of the signers of the Declaration of Independence living on the date of execution hereof, plus twenty-one (21) years after the death of such last survivor, or the term of this Conveyance, whichever period shall first expire.

                                  ARTICLE VIII

                              GOVERNMENT REGULATION

         All obligations of Assignor hereunder shall be subject to all applicable provisions of the Emergency Petroleum Allocation Act of 1973, the Department of Energy Organization Act, the Natural Gas Act, the Natural Gas Policy Act of 1978 and each other statute purporting to provide regulation of the sale of Minerals or establishing maximum prices at which the same may be sold and all applicable laws, orders, rules and regulations thereunder of the Federal Energy Regulatory Commission, the Department of Energy and each other legislative or governmental body, agency, board or commission having jurisdiction. Rates permitted under the Natural Gas Act, the Natural Gas Policy Act of 1978, the Emergency Petroleum Allocation Act of 1973 and each such other statue and the rules and regulations thereunder to be paid for the Subject

Minerals shall be controlling if lower than prices established in Sales Contracts. Assignor shall be entitled to use its reasonable discretion in making filings, for itself and on behalf of Assignee, with the Federal Energy Regulatory Commission, the Department of Energy or any other governmental body, agency, board or commission having jurisdiction, affecting the price or prices at which Subject Minerals may be sold, and with purchasers of production, operators or others with respect to the windfall profits tax.

                                   ARTICLE IX

                                   ASSIGNMENTS

         SECTION 9.01. Assignment by Assignor. Assignor shall have the right to assign, sell, transfer, convey, mortgage or pledge the Subject Interests, or any part thereof, subject to the Royalty Interest and the terms and provisions of this Conveyance. From and after the effective date of any such assignment, sale, transfer or conveyance by Assignor, the assignee thereunder shall succeed to all the requirements upon and responsibilities of Assignor hereunder, as to the interests so acquired by such assignee, and, from and after the said effective date, Assignor shall be relieved of such requirements and responsibilities, excepting only those accrued or due for performance prior to such effective date.

         SECTION 9.02. Partial Assignment. If Assignor assigns its interest under the Subject Interests as to some of such Subject Interests or as to some part thereof, then, effective as of the date of such assignment, in determining the Royalty Interest payable with respect to production from such assigned Subject Interests or parts thereof, the Gross Proceeds, Production Costs and Net Proceeds attributable to such assigned interests will be computed and determined by the assignee of such assigned interests in the aggregate as to the assigned interests owned by such assignee, but separate from and not aggregated with the computation and determination made by Assignor as to unassigned interests.

         SECTION 9.03. Assignment by Assignee. Assignee has the right to assign the Royalty Interest in whole or in part, but (with respect to the assignee named herein) only as authorized by the San Juan Basin Royalty Trust Indenture referred to above. However, no such assignment will affect the method of computing Net Proceeds, and if more than one Person becomes entitled to participate in the Royalty Interest, Assignor may withhold from such other Person payments to which such Person would otherwise be entitled hereunder and the furnishing of any data or information which Assignor is required by the terms hereof to furnish Assignee until Assignor is furnished a recordable instrument executed by or binding upon all Persons interested in the Royalty Interest designating one Person who is to receive such payments, data and information. In making conveyances or assignments of any of the Subject Interests (to the extent permitted hereunder), Assignee need not vest in its grantee or assignee all of the rights of Assignee hereunder with respect to the interest in the Subject Interests so conveyed or assigned.

         SECTION 9.04. Change in Ownership. No change of ownership or right to receive payment of the Royalty Interest, or of any part thereof, however accomplished, shall be binding upon Assignor until notice thereof shall have been furnished by the Person claiming the benefit thereof, and then only with respect to payments thereafter made. Notice of Sale or assignment shall consist of a certified copy of the recorded instrument accomplishing the same; notice of change of ownership or right to receive payment accomplished in any other manner (for example by reason of incapacity, death or dissolution) shall consist of certified copies of recorded documents and complete proceedings legally binding and conclusive of the rights of all parties. Until such notice shall have been furnished Assignor as above provided, the payment or tender of all sums payable on the Royalty Interest may be made in the manner provided herein precisely as if no such change in interest or ownership or right to receive payment had occurred. The kind of notice herein provided shall be exclusive, and no other kind, whether actual or constructive, shall be binding on Assignor.

         SECTION 9.05. Rights of Mortgagee or Trustee. If Assignee shall at any time execute a mortgage or deed of trust covering all or part of the Royalty Interest, the mortgagee(s) or trustee(s) therein named or the holder of any obligation secured thereby shall be entitled, to the extend such mortgage or deed of trust so provides, to exercise all the rights, remedies, powers and privileges conferred upon Assignee by the terms of this Conveyance and to give or withhold all consents required to be obtained hereunder by Assignee, but the provisions of this Section 9.05 shall in no way be deemed or construed to impose upon Assignor any obligation or liability undertaken by Assignee under such mortgage or deed of trust or under the obligation secured thereby.

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01. Proportionate Reduction. In the event of failure or deficiency in title to any of the Subject Interests, the portion of the production from such Subject Interest out of which the Royalty Interest attributable to such Subject Interest shall be payable shall be reduced in the same proportion that such Subject Interest is reduced.

         SECTION 10.02. Term. Subject to the limitations stated in Section 1.18 hereof, this Conveyance shall remain in force so long as any of the Subject Interests are in effect.

         SECTION 10.03. Further Assurances. Should any additional instruments of assignment and conveyance be required to describe more specifically any interests subject hereto, Assignor agrees to execute and deliver the same. Also, if any other or additional instruments are required in connection with the transfer of State, Federal or Indian lease interests in order to comply with applicable laws, regulations or agreements, Assignor will execute and deliver the same.

         SECTION 10.04. Notices. All notices, statements, payments and communications between the parties hereto shall be deemed to have been sufficiently given and delivered if enclosed in a post paid wrapper and deposited in the United States Mails directed, or if personally delivered, to the party to whom the same is directed or to be furnished or made at the respective addresses, as follows:

                  Southland Royalty Company
                  1000 Fort Worth Club Tower
                  Fort Worth, Texas  76102

                  Attention:  Treasurer

                  The Fort Worth National Bank
                  Post Office Box 2050
                  Fort Worth, Texas  76101

                  Attention:  Trust Department

         Either party or the successors or assignees of the interest or rights or obligations of either party hereunder may change its address or designate a new or different address or addresses for the purposes hereof by a similar notice given or directed to all parties interested hereunder at the time.

         SECTION 10.05. Binding Effect. This Conveyance shall bind and inure to the benefit of the successors and assigns of Assignor and Assignee.

         SECTION 10.06. Governing Law. The validity, effect and construction of this Conveyance shall be governed by the laws of the State of New Mexico.

         SECTION 10.07. Headings. Article and Section headings used in this Conveyance are for convenience only and shall not affect the construction of this Conveyance.

         SECTION 10.08. Substitution of Warranty. This instrument is made with full substitution and subrogation of Assignee in and to all covenants of warranty by others heretofore given or made with respect to the Subject Interests or any part hereof or interest therein.

         SECTION 10.09. Counterpart Execution. This Conveyance may be executed in multiple counterparts, each of which shall be an original. Certain counterparts may have descriptions relating to different recording jurisdictions omitted from Schedule A. A counterpart with all such descriptions is being filed for record in San Juan County, New Mexico.

         IN WITNESS WHEREOF, each of the parties hereto has caused this agreement to be executed in its name and behalf and its corporate seal to be affixed hereto and attested by its proper signatory officers thereunto duly authorized, as of November 1, 1980.

ATTEST:                                SOUTHLAND ROYALTY COMPANY

  /s/ Lucy H. Lowry                    By:   /s/ Alton C. Goodrich
--------------------------------          -------------------------------------
Lucy H. Lowry, Secretary                     Alton C. Goodrich
                                             Executive Vice President

ATTEST:                                The Fort Worth National Bank
                                       acting not in its individual capacity
                                       but solely as the Trustee of the
                                       San Juan Basin Royalty Trust

  /s/ Palmer S. Haffner, Jr.           By:   /s/ Bruce Petty
--------------------------------          -------------------------------------
Palmer S. Haffner, Jr.                       Bruce Petty
Trust Officer                                Executive Vice President and
                                             Trust Officer

THE STATE OF TEXAS   )

COUNTY OF TARRANT    )

         The foregoing instrument was acknowledged before me this third day of November, 1980 by ALTON C. GOODRICH, Executive Vice President of Southland Royalty Company, a corporation, on behalf of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the third day of November, 1980.


                                         /s/ Diana Marsh
                                         ---------------------------------------
                                         Notary Public in and for Tarrant
                                                County, Texas

My Commission Expires:

   December 31, 1980
-----------------------------


THE STATE OF TEXAS   )

COUNTY OF TARRANT    )

         The foregoing instrument was acknowledged before me this third day of November, 1980 by BRUCE PETTY, Executive Vice President and Trust Officer of The Forth Worth National Bank, a banking association organized under the laws of the United States, on behalf of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the third day of November, 1980.


                                         /s/ Diana Marsh
                                         ---------------------------------------
                                         Notary Public in and for Tarrant
                                                County, Texas

My Commission Expires:

   December 31, 1980
-----------------------------

                                   CERTIFICATE

         The undersigned does hereby certify on behalf of TexasBank, the Trustee of the San Juan Basin Royalty Trust (the "Trust") that:

         1. The original Royalty Trust Indenture of the Trust was entered into on November 1, 1980 (the "Original Indenture"), between Southland Royalty Company, a Delaware corporation with its principal office in Fort Worth, Texas (now known as Burlington Resources Oil & Gas Company LP) (the "Company"), as Trustor, and The Fort Worth National Bank, a banking association organized under the laws of the United States with its principal place of business in Fort Worth, Texas (now known as Bank One, N.A.), as Trustee.

         2. On September 30, 2002, Bank One, N.A. held a special meeting of Unit Holders, at which the Unit Holders appointed TexasBank as the new Trustee of the Trust and voted to amend certain provisions of the Original Indenture.

         3. Attached is a true and correct copy of the Amended and Restated Royalty Trust Indenture (the "Indenture") as amended by the vote of the Unit Holders on September 30, 2002.

         4. The execution of this Certificate shall serve as the Trustee's express written approval of the amendments to the Original Indenture.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date written below.

                         TexasBank,
                         Trustee of the San Juan Basin Royalty Trust

                         /s/ WILLIAM CRANZ
                         -----------------------------------
                         William Cranz
                         Executive Vice President

Date: September 30, 2002
      ------------------